UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

November 22, 2017

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Enterprise, Suite 300, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On November 22, 2017, Five Point Operating Company, LP (the “issuer”), through which Five Point Holdings, LLC owns all of its assets and conducts all of its operations, and Five Point Capital Corp., a wholly owned subsidiary of the issuer (the “co-issuer” and together with the issuer, the “issuers”), issued $450.0 million aggregate principal amount of 7.875% Senior Notes due 2025 (the “Notes”). In connection with the closing of the offering of the Notes, the issuers and the subsidiaries of the issuer that will guarantee the Notes (the “Guarantors”) entered into an Indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee (the “Trustee”). The issuers intend to use proceeds of the Notes for general corporate purposes, which may include funding development activities at its communities.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. The Notes may not be offered or sold within the United States or to U.S. persons, except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S.

The Notes will mature on November 15, 2025. The Notes accrue interest at a rate of 7.875% per year. Interest on the Notes is payable semi-annually on each May 15 and November 15, commencing May 15, 2018. The Notes were issued at par.

The Notes are guaranteed (the “Note Guarantees”), jointly and severally, by each of the issuer’s existing and future direct and indirect domestic subsidiaries (other than the co-issuer) that guarantees its obligations under the issuer’s revolving credit facility or any other syndicated loan facility or capital markets indebtedness, subject to certain exceptions. Under certain circumstances, the Guarantors may be automatically released from their Note Guarantees without the consent of the holders of Notes.

The Notes and the Note Guarantees are the issuers’ and the Guarantors’ senior unsecured obligations and are senior in right of payment to all of the issuers’ and the Guarantors’ subordinated indebtedness, equal in right of payment with all of the issuers’ and the Guarantors’ senior indebtedness, without giving effect to collateral arrangements in the case of secured indebtedness, effectively subordinated to any of the issuers’ and the Guarantors’ secured indebtedness, to the extent of the value of the assets securing such indebtedness and structurally subordinated to all of the existing and future liabilities (including trade payables but excluding intercompany liabilities) or preferred equity of each of the issuer’s subsidiaries that do not guarantee the Notes (other than the co-issuer).

At any time prior to November 15, 2020, the issuers may redeem some or all of the Notes at a price equal to 100% of the aggregate principal amount of the Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. The Notes will be redeemable at the issuers’ option, in whole or in part, at any time and from time to time, on or after November 15, 2020, at the redemption prices (expressed as percentages of principal amount) specified below (plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date) if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

Year	Redemption Price
2020	105.906%
2021	103.938%
2022	101.969%
2023 and thereafter	100.000%

In addition, at any time prior to November 15, 2020, the issuers may redeem up to 35% of the aggregate principal amount of the Notes with an amount equal to the net cash proceeds from certain equity offerings at a redemption price of 107.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Upon the occurrence of specific kinds of changes of control, the holders of the Notes will have the right to cause the issuers to repurchase some or all of the Notes at 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

If the issuer or its restricted subsidiaries sell certain of their assets, under certain circumstances, the issuers may be required to use the net cash proceeds to make an offer to purchase Notes at an offer price in cash in an amount equal to not less than 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture, among other things, limits the issuer’s ability and the ability of its restricted subsidiaries to (1) pay dividends, redeem or repurchase the issuer’s capital stock or make other restricted payments, (2) make investments, (3) incur indebtedness or issue certain disqualified equity, (4) create certain liens, (5) incur obligations that restrict the ability of the issuer’s restricted subsidiaries to make dividend or other payments to the issuer or its other restricted subsidiaries, (6) consolidate, merge or transfer all or substantially all of their assets, taken as a whole, (7) enter into transactions with affiliates and (8) create or designate unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. In addition, if for such period of time, if any, that the Notes have received investment grade ratings from both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. and no default or event of default exists under the Indenture, the issuer and its restricted subsidiaries will not be subject to certain of the covenants listed above.

The Indenture contains customary events of default which could, subject to certain conditions, cause the Notes to become immediately due and payable.

The above descriptions of the Indenture and the Notes are summaries and are qualified in their entirety by the terms of the Indentures and the Notes. A copy of the Indenture (including the form of Notes) is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the Indenture and the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of November 22, 2017, among Five Point Operating Company, LP, Five Point Capital Corp., the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (including the form of Notes).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 22, 2017

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President and Secretary

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